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UNITY WIRELESS
Technology & Innovation to Power a Wireless World!

                                                           FOR IMMEDIATE RELEASE


         UNITY WIRELESS ISSUES ADDITIONAL RESULTS FOR THE THIRD QUARTER
                    AND NINE MONTHS ENDED SEPTEMBER 30, 2003

November 14, 2003 - BURNABY, BC - Unity Wireless Corporation (OTCBB: UTYW) reported a net loss of $1,063,320 and revenues of $108,590 for the third quarter ended September 30, 2003, compared to a net loss of $492,351 and revenues of $400,516 for the third quarter in 2002. For the nine months ended September 30, 2003, the Company reported a net loss of $1,279,104 and revenues of $2,156,478, compared to a net loss of $2,077,382 and revenues of $2,156,766 for the corresponding period in 2002.

Additional information is available in the Company's Form 10Q-SB filed September 13,2003 with the Securities and Exchange Commission.

FOR MORE INFORMATION CONTACT:

James E. Carruthers, Unity Wireless, (604) 267-2716 jamesc@unitywireless.com